Exhibit 99.1

Noodles & Company Announces First Quarter 2024 Financial Results

Broomfield, Colo., May 8, 2024 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its first quarter ended April 2, 2024.

Key highlights for the first quarter of 2024 versus the first quarter of 2023 include:
•Total revenue decreased 3.7% to $121.4 million from $126.1 million in the first quarter of 2023.
•Comparable restaurant sales decreased 5.4% system-wide, comprised of a 5.7% decrease at company-owned restaurants and a 4.5% decrease at franchise restaurants.
•Net loss was $6.1 million, or $0.14 loss per diluted share, compared to net loss of $3.1 million, or $0.07 loss per diluted share, in the first quarter of 2023.
•Operating margin was (3.4)% compared to (1.8)% in the first quarter of 2023.
•Restaurant contribution margin(1) was 13.1% compared to 13.7% in the first quarter of 2023.
•Two new company-owned restaurants and one franchise restaurant opened in the first quarter of 2024.
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(1)    Restaurant contribution margin is a non-GAAP measures. Reconciliation of operating income (loss) to restaurant contribution margin is included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Drew Madsen, Chief Executive Officer of Noodles & Company, remarked, “I am pleased with our results in the first quarter. Sales and traffic trends improved throughout the quarter and met our expectations despite difficult weather and lapping our toughest year-ago comparisons. Combined with strong cost management, we delivered solid restaurant contribution margins in a seasonally slower quarter. In addition, April was a strong start to the second quarter with both positive comparable sales and traffic growth. Finally, we are encouraged by the progress made on our strategic priorities, especially significant improvement in key operations measures and encouraging menu innovation results on a path to a late June test market.”

Liquidity Update

As of April 2, 2024, the Company had available cash and cash equivalents of $1.3 million and outstanding debt of $83.0 million. The amount available for future borrowings under its revolving credit facility was $39.0 million as of April 2, 2024.

Business Outlook
Based upon management’s current assessment following first quarter results, the Company is reiterating guidance related to its 2024 performance. The following is expected for the full year 2024:

•Total revenue of $510 million to $525 million, including flat to +3% comparable restaurant sales growth;
•Restaurant level contribution margins of 14% to 15%;
•General and administrative expenses of $52 million to $55 million, inclusive of stock-based compensation expense of approximately $6 million;
•Depreciation and amortization of $32 million to $34 million;
•Net interest expense of $8 million to $9 million;
•New restaurant openings: 10-12 company-owned and up to 3 franchise-owned; and
•Capital expenditures of $28 million to $32 million.

Non-GAAP Financial Measures
The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions

Average Unit Volumes — represent the average annualized sales of all company-owned restaurants for a given time period. AUVs are calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. Based on this calculation, temporarily closed restaurants are excluded from the definition of AUV, however restaurants with temporarily reduced operating hours are included. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants. In addition to the factors that impact comparable restaurant sales, AUVs can be further impacted by effective real estate site selection and maturity and trends within new markets.

Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold and changes in per-person spend, calculated as sales divided by traffic. Restaurants that were temporarily closed or operating at reduced hours remained in comparable restaurant sales.

Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.

EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, net, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, loss on asset disposals, net lease exit costs (benefits), loss on sale of restaurants, severance and executive transition costs and stock-based compensation. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.

Adjusted Net Income (Loss) — represents net income (loss) before restaurant impairments, net lease exit costs (benefits), loss on sale of restaurants, severance and executive transition costs and loss on debt modifications and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call

Noodles & Company will host a conference call to discuss its first quarter financial results on Wednesday, May 8, 2024 at 4:30 PM Eastern Time. The conference call can be accessed live by registering at https://register.vevent.com/register/BI039de44ab572486bbdfc0c8b2a06f451. While not required, it is recommended that you join 10 minutes prior to the event start time. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.

For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company

Since 1995, Noodles & Company has been serving guests Uncommon Goodness and noodles your way, from noodles and flavors you know and love as well as new ones you’re about to discover. From indulgent Wisconsin Mac & Cheese to better-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 470 restaurants and over 7,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding expectations with respect to our business strategy and priorities, unit growth and planned restaurant openings, projected capital expenditures and all of the statements within “Business Outlook”. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to execute on our strategic priorities; our ability to sustain our overall growth, including, our digital sales growth; our ability to open new restaurants on schedule and cause those newly opened restaurants to be successful; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; the success of our marketing efforts, including our ability to introduce new products; economic conditions including any impact from inflation, an economic recession or a high interest rate environment; price and availability of commodities and other supply chain challenges; our ability to adequately staff our restaurants; changes in labor costs; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; and consumer reaction to industry related public health issues and health pandemics, including perceptions of food safety. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	April 2, 2024	April 4, 2023
Revenue:
Restaurant revenue	$119,003	$123,227
Franchising royalties and fees, and other	2,392	2,850
Total revenue	121,395	126,077
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	29,701	31,025
Labor	38,417	39,830
Occupancy	11,829	11,486
Other restaurant operating costs	23,464	24,011
General and administrative	13,044	13,641
Depreciation and amortization	7,370	6,250
Pre-opening	437	492
Restaurant impairments, closure costs and asset disposals	1,229	1,569
Total costs and expenses	125,491	128,304
Loss from operations	(4,096)	(2,227)
Interest expense, net	1,979	961
Loss before taxes	(6,075)	(3,188)
Provision for (benefit from) income taxes	65	(73)
Net loss	$(6,140)	$(3,115)
Loss per share
Basic	$(0.14)	$(0.07)
Diluted	$(0.14)	$(0.07)
Weighted average common shares outstanding:
Basic	45,079,355	46,115,506
Diluted	45,079,355	46,115,506

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	April 2, 2024	January 2, 2024
Balance Sheet Data
Total current assets	$22,240	$22,624
Total assets	360,377	368,095
Total current liabilities	72,513	67,514
Total long-term debt	81,176	80,218
Total liabilities	338,473	340,935
Total stockholders’ equity	21,904	27,160

	Fiscal Quarter Ended
	April 2, 2024	January 2, 2024	October 3, 2023	July 4, 2023	April 4, 2023
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	380	380	377	373	369
Franchise restaurants at end of period	89	90	91	92	92
Revenue Data:
Company-owned average unit volume	$1,253	$1,314	$1,335	$1,327	$1,343
Franchise average unit volume	$1,223	$1,232	$1,244	$1,203	$1,257
Company-owned comparable restaurant sales	(5.7)%	(4.3)%	(4.3)%	(5.9)%	6.9%
Franchise comparable restaurant sales	(4.5)%	(3.6)%	(1.2)%	(3.4)%	4.1%
System-wide comparable restaurant sales	(5.4)%	(4.2)%	(3.7)%	(5.5)%	6.4%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended(1)
	April 2, 2024	April 4, 2023
Net loss	$(6,140)	$(3,115)
Depreciation and amortization	7,370	6,250
Interest expense, net	1,979	961
Provision for (benefit from) income taxes	65	(73)
EBITDA	$3,274	$4,023
Restaurant impairments(2)	171	86
Loss on disposal of assets	726	378
Lease exit (benefits) costs, net	(331)	303
Severance and executive transition costs	473	—
Stock-based compensation expense	1,186	1,391
Adjusted EBITDA	$5,499	$6,181
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(1)    Amounts for the fiscal quarter ended April 4, 2023 include modifications to the adjusted EBITDA calculation to remove adjustments for non-cash rent expense related to sub-leases, certain costs associated with closed restaurants and costs related to corporate matters to conform to the current year presentation.
(2)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.

EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, net, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, loss on disposal of assets, net lease exit costs (benefits), loss on sale of restaurants, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Loss to Adjusted Net Loss
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended(1)
	April 2, 2024	April 4, 2023
Net loss	$(6,140)	$(3,115)
Restaurant impairments (2)	171	86
Lease exit (benefits) costs, net	(331)	303
Severance and executive transition costs	473	—
Tax impact of adjustments above (3)	—	—
Adjusted net loss	$(5,827)	$(2,726)

Loss per share
Basic	$(0.14)	$(0.07)
Diluted	$(0.14)	$(0.07)
Adjusted loss per share
Basic	$(0.13)	$(0.06)
Diluted	$(0.13)	$(0.06)
Weighted average common shares outstanding
Basic	45,079,355	46,115,506
Diluted	45,079,355	46,115,506
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Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) before restaurant impairments, net lease exit costs (benefits), loss on sale of restaurants, severance and executive transition costs and loss on debt modification, and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(1)    Amounts for the fiscal quarter ended April 4, 2023 include modifications to the adjusted net income (loss) calculation to conform to the current year presentation.
(2)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.
(3)    The tax impact of the other adjustments is immaterial while the Company has a full valuation allowance and significant net operating losses.

Noodles & Company
Reconciliation of Operating Loss to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended
	April 2, 2024	April 4, 2023
Loss from operations	$(4,096)	$(2,227)
Less: Franchising royalties and fees, and other	2,392	2,850
Plus: General and administrative	13,044	13,641
Depreciation and amortization	7,370	6,250
Pre-opening	437	492
Restaurant impairments, closure costs and asset disposals	1,229	1,569
Restaurant contribution	$15,592	$16,875

Restaurant contribution margin	13.1%	13.7%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.